UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported):
May 13, 2011

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-8002 (Commission File Number)	04-2209186 (I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)
(781) 622-1000
(Registrant’s telephone
number including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 13, 2010, Thermo Fisher Scientific Inc. (“Thermo Fisher”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Thermo Fisher, Weston D Merger Co., a wholly owned subsidiary of Thermo Fisher (“Purchaser”), and Dionex Corporation (“Dionex”).
     Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of the outstanding shares of common stock, par value $0.001 per share, of Dionex (the “Shares”), at a price per share equal to $118.50 in cash, without interest upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the tender offer statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time) filed by Thermo Fisher and Purchaser with the United States Securities and Exchange Commission on December 20, 2010 (the “Offer”).
     The Offer expired at 7:00 p.m., New York City time, on Friday, May 13, 2011. According to American Stock Transfer & Trust Company, the depositary for the Offer, as of 7:00 p.m., New York City time, on Friday, May 13, 2011, (i) including Shares tendered by notice of guaranteed delivery, an aggregate of approximately 16,304,830 Shares were tendered and not withdrawn pursuant to the Offer, which represented approximately 93% of the then outstanding Shares, and (ii) excluding Shares tendered by notice of guaranteed delivery, an aggregate of approximately 13,988,751 Shares were tendered and not withdrawn pursuant to the Offer, which represented approximately 80% of the then outstanding Shares. Purchaser accepted all of the Shares that were validly tendered and not withdrawn for payment pursuant to the terms of the Offer.
     On May 16, 2011, Purchaser exercised its option under the Merger Agreement (the “Top-Up Option”) to acquire from Dionex a number of additional Shares for $118.50 per Share, in order to ensure that it would hold more than 90% of the outstanding Shares after giving effect to the issuance of Shares pursuant to the Top-Up Option. The closing of the issuance of Shares pursuant to the Top-Up Option occurred on May 16, 2011.
     Effective as of 5:00 p.m., New York City time, on Tuesday, May 17, 2011, Purchaser effected a “short-form” merger under the General Corporation Law of the State of Delaware without action by any other stockholder of Dionex since it had acquired more than 90% of the outstanding Shares. In the merger, Purchaser merged with and into Dionex, with Dionex surviving as a wholly owned subsidiary of Thermo Fisher. In the merger, each Share (other than any Shares held by Thermo Fisher, Purchaser, Dionex or any wholly owned subsidiary of Dionex, and any Shares held by stockholders who validly exercised their appraisal rights in connection with the Merger under Delaware law) was cancelled and extinguished and automatically converted into the right to receive $118.50 in cash, without interest.
     In connection with the Offer and the Merger, Thermo Fisher and Purchaser paid, in the aggregate, approximately $2.1 billion in cash consideration, consisting of cash on hand and the proceeds of Thermo Fisher’s previously completed offering of senior notes.
     Attached hereto as Exhibit 99.1 is a copy of the press release issued by Thermo Fisher on May 16, 2011 regarding the expiration and results of the tender offer, which is incorporated herein by reference.
     Attached hereto as Exhibit 99.2 is a copy of the press release issued by Thermo Fisher on May 17, 2011 regarding completion of the merger, which is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.	Description
99.1	Press Release of Thermo Fisher Scientific, Inc., issued May 16, 2011 (incorporated by reference to Exhibit (a)(5)(M) to the Schedule TO-T/A of Thermo Fisher Scientific Inc. and Weston D Merger Co., filed with the SEC on May 16, 2011).

99.2	Press Release of Thermo Fisher Scientific, Inc., issued May 17, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 18th day of May, 2011.

THERMO FISHER SCIENTIFIC INC.
By:	/s/ Seth Hoogasian
Seth Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 99.1	Press Release of Thermo Fisher Scientific, Inc., issued May 16, 2011 (incorporated by reference to Exhibit (a)(5)(M) to the Schedule TO-T/A of Thermo Fisher Scientific Inc. and Weston D Merger Co., filed with the SEC on May 16, 2011).

Exhibit 99.2	Press Release of Thermo Fisher Scientific Inc., issued May 17, 2011.